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                                                                     Exhibit 11




                     CONSENT OF INDEPENDENT ACCOUNTANTS

                        ----------------------------



The Board of Trustees
 of Five Arrows Short-Term Investment Trust




We consent to the inclusion in Pre-Effective Amendment No. 2 to the Registration Statement of Five Arrows Short-Term Investment Trust on Form N-1A (File No. 333-10237) of our report dated January 20, 1997 on our audits of the statements of assets and liabilities of each of the series of the Five Arrows Short-Term Investment Trust, which report is included in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Auditors."


                                                  /s/ Coopers & Lybrand L.L.P.
                                                      Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 3, 1997